LIONBRIDGE REPORTS Q2 RESULTS WITH RECORD REVENUE OF $144.2 MILLION,
GAAP EPS OF $0.07 AND NON-GAAP EPS OF $0.14

Delivers 6% Sequential Quarter Revenue Growth and Generates $7.8 Million Cash Flow from Operations

WALTHAM, Mass. — August 04, 2016 - Lionbridge Technologies, Inc. (Nasdaq: LIOX), today announced financial results for the second quarter ended June 30, 2016.

Financial highlights for the second quarter include:

•	Record revenue of $144.2 million, an increase of $7.7 million, or 6%, compared to the first quarter of 2016 and a year-on-year increase of $428,000 as compared to the second quarter of 2015.

•
GAAP net income of $3.9 million, or $0.07 per share, based on 59.3 million weighted average fully diluted common shares outstanding. GAAP net income increased $3.6 million, or $0.06 per share, sequentially compared to the first quarter of 2016. GAAP net income decreased $1.6 million, or $0.02 per share, year-on-year primarily due to a tax variance of $2.0 million, or $0.03 per share, and an unfavorable variance of $1.3 million, or $0.02 per share, in non-operating “other expense” related to the currency effect of balance sheet revaluations.

•
Non-GAAP adjusted earnings of $8.3 million or $0.14 per share, an increase of $2.7 million or $0.05 sequentially compared to the first quarter of 2016. Non-GAAP adjusted earnings declined $3.5 million, or $0.05 per share, year-on-year primarily due to the same unfavorable tax and non-operating “other expense” variances referenced above. Please see the section of this release entitled "Non-GAAP Financial Measures" and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•
Adjusted EBITDA of $13.7 million, a sequential increase of $3.3 million as compared to the first quarter of 2016 and essentially flat year-on-year as compared to the second quarter of 2015. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $7.8 million, a 53% improvement from the second quarter of 2015.

•	An ending cash balance of $25.5 million.

•
The Company repurchased 740,000 shares of its common stock in Q2 for an aggregate purchase price of $3.3 million. Year-to-date through June 30, 2016, the Company repurchased 2.6 million shares of its common stock for an aggregate purchase price of $11.8 million.

The Company recently secured several significant new customer engagements, including a leading online education and training company, a large insurance provider, a leader in voice and data communications, a Danish construction planning company and an online games company.

“In the first half of 2016 we completed the reorganization of our worldwide sales and operations around target sectors and geographies. Despite the disruption of this reorganization and some weakness in Europe in the quarter, we continued to ramp our marketing services offering, scale our onDemand platform and expand our revenue in growth verticals,” said Rory Cowan, CEO of Lionbridge.  “We enter the second half in a position of operational strength. Our market-based reorganization is complete and we have enabled a more efficient cost structure to drive ongoing profitability and cash flow. As a result, we expect strong earnings for the remainder of this year and further revenue and earnings growth in 2017.”

Lionbridge provided outlook for the third quarter of 2016 with estimated revenue of $135-141 million, reflecting traditional Q3 seasonality, slower demand in Europe and potential impact of Brexit.
Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-369-2197 and international callers can dial 630-395-0177. The pass code for the call is “Lionbridge”. The conference call will also be available live via this link.

Non-GAAP Financial Measures
In this release, the Company's adjusted EBITDA, adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of the Company’s fundamental business activities. In particular, management believes that adjusted EBITDA, which excludes anticipated non-operational, non-cash or non-recurring losses or gains, provides investors with a consistent comparison of the Company’s operating results, and that adjusted earnings and adjusted earnings per share illustrates the Company’s operating results excluding non-cash acquisition related expense items and other restructuring expenses as well as non-cash stock based compensation and thus provides a supplemental view of the Company’s financial performance based on underlying operational factors. “Adjusted EBITDA”, “Adjusted earnings” and “Adjusted Earnings per Share (EPS)” are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management uses these measures as part of its evaluation of operational results and to make financial and operational decisions, including decisions regarding compensation. Management believes the most directly comparable GAAP financial measure for adjusted EBITDA and adjusted earnings is net income and believes the most directly comparable GAAP financial measure for adjusted EPS is diluted net income per share of common stock. Accordingly, management has provided a detailed reconciliation of these non-GAAP measures to their respective comparable GAAP financial measures at the end of this release.

About Lionbridge
Lionbridge enables more than 800 world-leading brands to increase international market share, speed adoption of products and effectively engage their customers in local markets worldwide. Using our innovative cloud technology platforms and our global crowd of more than 100,000 professional cloud workers, we provide translation, online marketing, global content management and application testing solutions that ensure global brand consistency, local relevancy and technical usability across all touch points of the customer lifecycle. Based in Waltham, Mass., Lionbridge maintains solution centers in 28 countries. To learn more, visit http://www.lionbridge.com.

This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, expected revenue and profit growth, and the momentum, pace and strengthening of such growth in the second half of 2016 and FY 2017. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge's actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the timing of the realization of any synergies associated with acquisitions and other cost reduction initiatives; the impact of foreign currency fluctuations, including the impact of Brexit, on revenue, margins, costs, operating results and profitability and the Company's ability to successfully manage this exposure through hedge instruments and other strategies; its ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; Lionbridge’s ability to broaden its client base; the Company's dependence on clients' product releases, production schedules and procurement strategies to generate revenues; the anticipated benefits of expansion of global language workflow technologies; the impact of competing language technology on the Company's existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions and the timing of the realization of such benefits; errors, interruptions or delays in cloud-based technology; breaches of security measures; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the portion of the Company's service engagements that are subject to the impact of foreign currency fluctuations; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company's services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge's ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; Lionbridge's ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities as well as similar authorities outside of the U.S.; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent filings with the SEC, copies of which may be accessed through the SEC's website at http://www.sec.gov.

LIONBRIDGE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
Revenue	$144,189	$143,761	$280,655	$280,568
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization included below)	95,042	94,298	186,831	184,848
Sales and marketing	12,323	12,105	23,723	24,080
General and administrative	23,017	23,268	45,266	47,136
Research and development	2,180	2,142	4,296	4,157
Depreciation and amortization	2,353	2,331	4,508	4,582
Amortization of acquisition-related intangible assets	1,313	988	2,650	1,986
Restructuring and other charges	994	3,464	3,414	6,402
Total operating expenses	137,222	138,596	270,688	273,191
Income from operations	6,967	5,165	9,967	7,377
Non-operating expense (income), net
Interest expense:
Interest on outstanding debt	523	473	1,039	957
Amortization of deferred financing charges	94	95	188	185
Interest income	(10)	(21)	(22)	(37)
Interest expense, net	607	547	1,205	1,105
Other expense (income), net	1,060	(239)	2,090	(2,752)
Total non-operating expense (income), net	1,667	308	3,295	(1,647)
Income before income taxes	5,300	4,857	6,672	9,024
Provision for (benefit from) income taxes	1,369	(646)	2,384	426
Net income	$3,931	$5,503	$4,288	$8,598

Net income per share of common stock:
Basic	$0.07	$0.09	$0.07	$0.14
Diluted	$0.07	$0.09	$0.07	$0.14
Weighted average number of common shares outstanding:
Basic	58,517	60,584	59,033	60,447
Diluted	59,347	62,407	59,938	62,241

LIONBRIDGE TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands)	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$25,510	$27,831
Accounts receivable, net of allowance of $250 at June 30, 2016 and December 31, 2015	86,575	86,645
Unbilled receivables	25,336	23,250
Other current assets	15,282	13,306
Total current assets	152,703	151,032
Property and equipment, net	25,538	25,259
Goodwill	68,622	67,694
Acquisition-related intangible assets, net	46,770	48,991
Other assets	5,474	5,292
Total assets	$299,107	$298,268
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Debt, current portion	$4,594	$4,375
Accounts payable	26,674	27,726
Accrued compensation and benefits	20,463	21,242
Accrued outsourcing	12,846	9,874
Accrued restructuring	1,995	4,612
Income taxes payable	1,456	2,436
Accrued expenses and other current liabilities	7,962	9,877
Deferred revenue	8,633	9,398
Total current liabilities	84,623	89,540
Long-term debt, net of current portion	98,618	87,093
Deferred income taxes, net of current portion	6,897	6,833
Other long-term liabilities	20,851	21,665
Total liabilities	210,989	205,131
Stockholders’ equity:
Preferred stock	—	—
Common stock	624	637
Additional paid-in capital	260,897	270,225
Accumulated deficit	(185,372)	(189,660)
Accumulated other comprehensive income	11,969	11,935
Total stockholders’ equity	88,118	93,137
Total liabilities and stockholders’ equity	$299,107	$298,268

Reconciliation of GAAP Net Income to Adjusted EBITDA,
GAAP Net Income to Non-GAAP Adjusted Earnings and Diluted Net Income per
Share of Common Stock to Adjusted Earnings per Share (Unaudited)

The following table reconciles net income to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2016	2015	2016	2015
Net income	$3,931	$5,503	$4,288	$8,598
Depreciation and amortization	2,353	2,331	4,508	4,582
Amortization of acquisition-related intangible assets	1,313	988	2,650	1,986
Stock-based compensation	2,046	1,866	3,483	3,656
Restructuring and other charges	994	3,464	3,414	6,402
Interest expense, net	607	547	1,205	1,105
Other expense (income), net	1,060	(239)	2,090	(2,752)
Provision for (benefit from) income taxes	1,369	(646)	2,384	426
Adjusted EBITDA	$13,673	$13,814	$24,022	$24,003
The following table reconciles net income to Adjusted Earnings and presents Adjusted Earnings per Share:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2016	2015	2016	2015
Net income	$3,931	$5,503	$4,288	$8,598
Amortization of acquisition-related intangible assets	1,313	988	2,650	1,986
Stock-based compensation	2,046	1,866	3,483	3,656
Restructuring and other charges	994	3,464	3,414	6,402
Impact on provision for income taxes	—	—	—	—
Adjusted Earnings	$8,284	$11,821	$13,835	$20,642
Fully diluted weighted-average number of common shares outstanding	59,347	62,407	59,938	62,241
Adjusted Earnings per Share	$0.14	$0.19	$0.23	$0.33
The following table reconciles diluted net income per share of common stock to adjusted earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Diluted net income per share of common stock	$0.07	$0.09	$0.07	$0.14
Amortization of acquisition-related intangible assets	0.02	0.01	0.04	0.03
Stock-based compensation	0.03	0.03	0.06	0.06
Restructuring and other charges	0.02	0.06	0.06	0.10
Impact on provision for income taxes	—	—	—	—
Adjusted Earnings per Share	$0.14	$0.19	$0.23	$0.33

Contact:
Sara Buda
Lionbridge
+1-978-964-1404
sara.buda@lionbridge.com